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                                                                Exhibit (j)(1)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees and Shareholders
ING Mutual Funds:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                            /s/ KPMG LLP



Boston, Massachusetts
December 12, 2005